UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 12, 2014

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 12, 2014, Vern Hanzlik was promoted to President of Qumu Corporation (the “Company”). Sherman L. Black retains the title of Chief Executive Officer. The Board of Directors of the Company approved the promotion based upon the recommendation of the Compensation Committee.

On December 12, 2014, the Compensation Committee also recommended and the Board of Directors also approved an increase in Mr. Hanzlik’s annual base salary to $407,000 while Mr. Hanzlik resides in California. However, for the purposes of calculating Mr. Hanzlik’s cash incentive pay under the Company’s 2014 Incentive Plan, Mr. Hanzlik’s unadjusted annual base salary of $325,000 will be used. The Company has an office in San Bruno, California. The $82,000 adjustment to Mr. Hanzlik’s annual base salary is based on the higher cost of living index of the San Francisco, California metropolitan area.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/ James R. Stewart
James R. Stewart
Chief Financial Officer

Date: December 12, 2014